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                 STRATIGIC PARTNERSHIP - JOINT EFFORT AGREEMENT

This Agreement is made on September 30, 1997 by and between American ATM Corp ("ATM") a Florida corporation having a principal place of business at 5061 N. Dixie Highway, Boca Raton, Florida, and Atlantic International Entertainment, Ltd., ("Atlantic") a Delaware corporation having a principal place of business at 200 E. Palmetto Park Road, Suite 200, Boca Raton, Florida 33432.

WHEREAS, ATM is in the business of providing ATM terminals and service to retail and other establishments;

WHEREAS, Atlantic is in the business of developing and licensing interactive Internet software and business applications and services products intended for use by commercial interests including but not limited to webSports, ICE and ecashLink; and

WHEREAS, ATM and Atlantic wish to cooperate jointly to facilitate the marketing and sale of each others' products and services.

NOW, THEREFORE, in consideration of the promises and covenants recited below, it is hereby agreed by and between ATM and Atlantic as follows:

1. Definitions.

1.1. Product and Services. "Product and Services" as used herein shall mean the products and services of Atlantic and ATM as described above.

1.2. Joint Effort. "Joint Effort" as used herein shall mean the cooperative, joint effort of ATM and Atlantic, subject to the terms and conditions of this Agreement, to jointly market, sell or otherwise exploit the Products and Services of each other.

1.3. Term "Term" as used herein shall mean the period beginning on the date hereof and ending on the date that is Two (2) years from the date thereof, unless terminated earlier, or renewed as specified below. Either party may terminate this Agreement by providing written notice of its desire to terminate at least 60 days prior to the end of the Term. Unless so terminated, the Agreement shall be automatically renewed for additional and successive periods of one year.

1.4 Territory. "Territory" as used herein shall mean the world.

2. Responsibilities.

2.1 ATM's Responsibilities; Disclaimer. ATM shall also provide to Atlantic, sales leads for potential customers of their Products and services, which become known to ATM.

2.2. Atlantic's Responsibilities. Atlantic, shall develop, market and sell their Products to its customers in the Territory at it discretion. When proposing an ATM service to a customer in the territory, Atlantic shall notify ATM in writing of the identity and location of the customer, and such other details as are requested by ATM in order to facilitate the timely pricing and provision of the Services required.

2.3. Expenses. Each party shall be solely responsible for all of the expenses of carrying out its own obligations hereunder. The foregoing includes without limitation, staffing needs, office space, travel expenses, lodging, document production, and costs of producing marketing materials.

3. Trademarks.



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3.1 Ownership. Each party acknowledges that the trademarks owned by the other are their sole property and agrees not to use or authorize any third party to use the trademarks, except as approved in advance in writing by the other party.

3.2. Quality Standards. Where approved each party shall use the trademarks only in the logotype specified by the other.

4. Covenant Not To Compete.

In recognition of the promises and convenants set forth in this Agreement and considering that this Agreement is a condition to the marketing and sale of Products from which the parties will derive substantial benefits, each party covenants and agrees that for the Term of this Agreement, and for a period of one year thereafter, it shall not, and shall cause its employees, officers and shareholders not to, directly or indirectly:

(a) engage in, hold any interest in, or provide advice, act as a consultant or render any services to, any person, corporation, partnership or other business entity which is currently engaged in or has plans to engage in (including without limitation any promotional or marketing activities) the business of developing, marketing, promoting or otherwise exploiting products which are directly competitive with any Products produced hereunder; or

(b) solicit a business relationship with any person, corporation, partnership or other business entity which is, at the time of such solicitation, currently engaged in or currently has plans to engage in (including without limitation, any promotional or marketing activities), the business of developing, promoting or otherwise exploiting products which are directly competitive with any Products produced hereunder.

5. New and Other Initiatives; Confidentiality.

5.1 New Initiatives. The Parties anticipate that during the Term of the Agreement, they will, from time to time, discuss and exchange with each other ideas, concepts or information to be used in connection with the creation or development of possible future Products or other new initiatives, ventures or products not contemplated by this Agreement. The Parties agree that this Agreement is in no way intended to limit such discussions or exchanges and that such ideas, concepts or information referred to in the previous sentence shall, without limitation, except as set forth in Section 5.2, constitute Confidential Information (as defined herein). Current discussions include:

            (a) Internet ATM transactions and parties agree to revenue sharing of 50-50 less the actual coats paid to outside sources for transaction charges.

            (b) Parties agree to a tax free exchange of $250,000 unregistered common stock at today's closing price.

5.2 Confidentiality. The Parties will each regard and preserve as strictly confidential all information and material, including without limitation, customer or client Information, provided to one another in connection with the Joint Effort (hereinafter, "Confidential Information"). The Parties agree that, except as provided in this Agreement or as otherwise agreed between them in writing, they shall not use the Confidential Information for their own benefit or for the benefit of any third party. The Parties further acknowledge and agree that, in the event of a breach or threatened breach of this Section 5.2, the non-breaching party may have no adequate remedy in money damages, and accordingly, may be entitled to appropriate injunctive relief against such breach. The Parties agree that they each will have no obligation in connection with specific Confidential Information of the other to the extent, but only to the extent that such Confidential Information is already known to them, free from any obligation to keep such Confidential Information confidential at the time it is obtained from the other party; such Confidential Information is or becomes publicly known in the trade or otherwise through no wrongful act of the



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receiving party; or such Confidential Information is rightfully received by the receiving party from a third party without restriction and without breach of this Agreement. Upon the request of either of the Parties following the completion of the Joint Effort, or upon termination or expiration of this Agreement as otherwise provided herein, all tangible copies of any Confidential Information of the Parties will be returned to one another.

6. Warranties and Representations.

      6.1 Atlantic Warranties and Representations. Atlantic warrants and represents to ATM that:

a) Atlantic has the right, power and authority to enter into this Agreement, to fully perform all of its obligations hereunder;

b) no aspect of the Products shall contain any libelous material or any material which constitutes an invasion of any right of privacy or publicity or infringes upon any trademark, copyright, trade secret or other intellectual property right;

c) Atlantic has not entered into any separate agreement or arrangement with any third party that is inconsistent with any of the rights herein granted to ATM; and

d) Atlantic will not, during the Term of this Agreement or at any time thereafter, attach, dispute, or contest, directly or indirectly, the validity of ATM'S copyrights, trademarks, and service marks or design patents, nor will Atlantic assist or aid others to do so.

      6.2 ATM Warranties and Representations. OzEmail warrants and represents to Atlantic that:

a) ATM has the right, power and authority to enter into this Agreement, and to fully perform all of its obligations hereunder;

b) ATM has not entered into any separate agreement or arrangement with any third party that is inconsistent with any of the rights herein granted to Atlantic; and

c) ATM1 will not, during the Term of this Agreement or at any time thereafter, attach, dispute, or contest, directly or indirectly Atlantic's exclusive right and title to the Products or the validity of Atlantic's copyrights, nor will ATM assist or aid others to do so.

7. Indemnification.

7.1 Indemnification by ATM. ATM shall indemnify, defend and hold Atlantic harmless from any claims, demands, liabilities, losses, damages, judgements or settlements, including all reasonable costs and expenses related thereto including attorney's fees, directly or indirectly resulting from any claimed infringement or violation of any copyright, patent or other intellectual property right with respect to their Products and Services, so long as the are used in accordance with this Agreement and any documentation or specifications provided by ATM.

7.2 Indemnification by Atlantic. Atlantic shall indemnify, defend and hold ATM harmless from any claims, demands, liabilities, losses, damages, judgments or settlements, including all reasonable costs and expenses related thereto including attorney's fees, directly or indirectly resulting from any claimed infringement or violation of any copyright, patent or other intellectual property right with respect to their Products and Services, so long as the are used in accordance with this Agreement and any documentation or specifications provided by Atlantic.

8. Limitations of Liability.

EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER OF THE PARTIES SHALL IN ANY CIRCUMSTANCES BE LIABLE FOR ANY LOSS OF BUSINESS OR PROFITS, OR FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SIMILAR DAMAGES, OR OTHER THAN AS SET FORTH HEREIN, FOR CLAIMS OF DAMAGES MADE BY ANY THIRD PARTY FOR ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT, INCLUDING NEGLIGENCE, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WITH THE EXCEPTION OF INDEMNIFICATION



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OBLIGATIONS, IN NO EVENT SHALL EITHER PARTY'S LIABILITY HEREUNDER EXCEED
$5,000.00 DOLLARS.

9. Termination

9.1 Termination in the Event of Material Breach. In the event of a material breach of this Agreement, the non-breaching party may terminate this Agreement by giving thirty (30) days after the breaching party receives such notice if the breaching party has cured the breach before the end of such thirty (30) day cure period.

9.2 Additional Termination Rights. In addition to other termination rights set forth herein, either party may terminate this Agreement.

(a) if the other party is declared insolvent or bankrupt;

(b) if a petition is filed in any court and not dismissed in ninety (90) days to declare the other party bankrupt or for a reorganization under the Bankruptcy Law or any similar statute; or

(c) if a trustee in bankruptcy or a receiver or similar entity is appointed for the other party.

10. General

      10.1 Independent Contractor. The parties agree that each is an independent contractor and will not be entitled to compensation for its services except as provided herein. Nothing contained herein will be construed to constitute the parties as partners or join ventures or constitute either party as agent of the other, nor will any similar relationship be deemed to exist between them.

      10.2 Entire Agreement. This Agreement, including any attachments, sets for the entire agreement between the parties in connection with the subject matter hereof and it incorporates, replaces, and supersedes all prior agreements, promises, proposals, representations, understandings and negotiations, written or not, between the Parties. The making, execution and delivery of this Agreement have been induced by no representations, statements, warranties or agreements other than those expressed herein.

      10.3 Force Majeure. Neither party will be liable for any delay or failure to perform under this Agreement if, and to the extent, such failure is reasonably beyond the control excusable delay must promptly notify the other party of such delay. The party claiming excusable delay must promptly notify the other party of such delay. Except as set forth herein, if the delay continues for more than thirty (30) days and involves a material obligation, the party not claiming excusable delay may terminate this Agreement by giving fourteen (14) calendar days written notice to the other party provided that the Agreement will not terminate if the party claiming excusable delay substantially performs the obligation which has been delayed within fourteen (14) days after receipt of such termination.

      10.4 Notice. All notices will be in writing and will be delivered personally or sent by confirmed facsimile transmission, overnight letter or United States certified mail, proper postage prepaid at the addresses specified below:

If to ATM at:         American ATM Corp
                      5061 N. Dixie Highway
                      Boca Raton, Florida
                          Attention: Mori Aaron Schweitzer, President
                      Fax: 1-561-367-8485

If to Atlantic at:    Atlantic International Entertainment, Ltd.
                      200 E. Palmetto Park Road, Suite 200
                      Boca Raton, Florida 33432
                          Attention: Richard Iamunno
                      Fax:1-561-995-2188



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Either party may change the person or the addresses to which notices are directed by giving written notice to the other party. Personally delivered or confirmed facsimile notices will be deemed given when delivered. Notices sent by United States certified mail, return receipt requested, will be deemed given four (4) business days after dispatch. Notices sent by overnight letter will be deemed given on the next business day after dispatch. Notwithstanding the foregoing, notices of change of address will be deemed given only upon receipt by the party to whom it is directed.

10.5 Choice of Law. This Agreement has been entered into in the State of Florida and will be governed by those laws of the State of Florida, which are applicable to contracts entered into and performed entirely within the State of Florida without regard to conflict of law principles. Any disputes, which arise under this Agreement, even after the determination of this Agreement, that cannot be resolved through good faith discussions, will be heard only In the State or Federal Courts located in Palm Beach County, Florida, jurisdiction, venue or authority of any court sitting in the State of Florida.

10.6 Modification. No modification, amendment, supplement to or waiver of any provision of this Agreement shall be binding upon the Parties hereto unless made in writing and duly signed by both Parties.

10.7 Waiver. A failure of either Party to exercise any right provided for herein shall not be deemed to be a waiver of any right hereunder.

10.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. Any unenforceable provision will be replaced by a mutually acceptable provision, which comes closest to the intention of the Parties at the time the original provision was agreed upon.

10.9 Headings. The headings in this Agreement are for the purpose of reference only.

10.10 Attorneys' Fees. In the event of the bringing of any action, insolvency proceedings or bankruptcy suit by a party hereto against the other party hereunder, or by reason of any breach of any representation, warranty or condition on the part of the other party, arising out of or relating to this Agreement, then the party whose favor the final judgment or award shall be entered shall be entitled to have and recover from the other party the costs and expenses incurred in connection therewith, in addition to its reasonable attorneys' fees, at all trial and appellate levels.

10.11. Non-Solicitation. Neither party shall solicit for employment, or hire the other's current or future employees, either directly or indirectly, during the Term of this Agreement, without obtaining the other's prior written consent.

10.12.Non Assignment. This Agreement is non-assignable by either party.

IN WITNESS WHEREOF, the Parties have signed this Agreement as of
_____________________.



Atlantic International Entertainment, Ltd.  American ATM Corp.



By:                                         By: /s/ Mori Aaron Schweitzer
   ---------------------------------------      -------------------------------
    Richard Iamunno, President                  Mori Aaron Schweitzer, President


Norman J. [ILLEGIBLE]

Norman J. [ILLEGIBLE]

Sec/Treasurer

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